Exhibit 4.7

HELIO CORPORATION Articles of Amendment to Articles of Incorporation or 2026 - � PR 2 I PM � : I I (Name of Corporation as currently filed with the Florida Dept. of Sta,te) ·: •. :: • ;·. :; '( ;: f. � ;,',T ' " "=" ; ' • . .•• \ · � S:. ; � . r L .i :., t : • P22000076040 (Document Nwnber of Corporation (if known) Pursuant to the provisions or section 607. I 006. Florida Statutes, this Florida Profit Corporation adopts the following amendmcnt(s) to its Aniclcs of lncorporntion: A. If amending name, enter the new name of th e corporatio n : T h e n e w name must be distinguishable and contain the word "corporation . " "company . " or "incorporated" or the abbre v iation "Corp . ," "Inc .. " or Co . ," or the designation "Corp . " "Inc," or "C o " . A professional corporation name must contain the word "chartered . " "professional association," or the abbreviation "P . A . " B. Enter new principal of fic e address, ifapplicable; (Principal office address MUST BE A STREETADDRESS) C. Enter new mailing address, if applicable: (Mailing address MAY BE A PO ST OF FI CE BOXJ D. Ifamending the registered agent and/or registere d office address in Florida, enter the name ofthe new registered agent and/or the new registere d offic e address: Name o[N e w RegisteredAgent (Florida s/reel address) New Registered Offic e Address: . Florida (CiryJ (l.ipCodeJ New Registered Agent's Signatu r e, if changing Registered Agent: I hereby accept the appointment as registered agent. I am familiar with and accept tire obligations ofthe position. Signature of New Registered Agent. ifchanging Check if applicable ii Th � amendmenl(s) is/arc being filed pursuant to s. 607.0120 (II) (c). F.S.

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Change I) Add Remove Change 2) Add Rcmovt.! Change 3) Add Remove Change 4) Add Remove Change Add 5) Remove Change 6) Add If amending the Officers and/or Directon, enter the title and name of each officer/director being remond and title, name, and address of each Officer and/or Director being added: (Artach additional sheets, if necessaf) � Plea,e note the officer/director title by the first lerter of the office title: P = President; V= Vice President; T= Trearnrer; S= Secretary; D= Director; TR= Tnistee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO= Chief Financial Officer. ff an officer/director hold, more than one title, list the first lerter of each office held. President. Treasurer, Director would be PTD. Changes should be noted in the following manner . Current(v Joh 11 Doe is listed as the PST and Mike Jones is listed as the V . There is a cha 11 ge, Mike Jones lem • es the corporatio 11 , Sal(v Smith is 11 amed the V and S . These should be noted as John Doe, PT as a Change, Mike Jones, Vas Remo, • e, and Sal(v Smith, SV as an Add . Example: PT John Doc x_ Change X Remove ....X Add Type of Action (Check One) Mike Jones y_ SY Sally Smith �

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E. If amending or adding additional Articles, enter changcjs) here: • (Attach additional sheets, if11ecessa01. (Be specific) Amendment to Anick JV The Company hereby designates 1,500,000 shares of its authorized but unisued Preferred Stock. par value $0.000 I per shan as a separate series designated "Series A Convcniblc Preferred Stock" Anick IV should read as follows after amendment: 'lne Number of shares the Corporation is authorized to issue is: I 00,000.000 (One hundred million) Common 20,000.000 (Tweenty million ) Preferred 1,5000.000 (One million five hundred thousand) Series A Conveniblc Preferred F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares. provisions for implementing the amendment if not contained in the amendment itself: (if not applicable, indicate NIA)

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The date of each amendment(s) ado11tion: .. if other than the - date this document was signed. Effecti,·e date if applicable: (no more than 90 days after amendment file date) Note: If the date insened in this block docs not meet the applicable statutory tiling requirements. this date will not be listed as the document's effective date on the Deparunent of State's records. Adoption of Amendment(s) (CHECK ONE) � The amendment(s) was/were adopted by the incorporators. or board of directors without shareholder action and shareholder action wai; not required. 0 The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amcndrncnt(s) by the shareholders was/were sufficient for approval. D The amcndment(s) was/were approved by the shareholders through voting groups. The following statement must be separate(v provided for each \ 'Oling group entitled to vote separate � v on the amendment(s): 'The number of votes cast for the amendment(s) was/were sufficient for approval by - ---------------------- - (voting group) April 21. 2026 . . ,, - ... · :. :_.; ·: !., Signature ,:c - - r.;;r< ---- , � - -- , - - >,,;:: - --- :c: - : - : - --- = - -- : - ----- : - --- - (B selc . y • - • • irectors or officers have not been of a receiver. trustee. or other coun - ·, • · • - - appointed fiduciary by that fiduciary) Edward M. Cabrera (Typed or printed name of person signing) Chairman. CEO. President Critic of person signing)

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